EX-23.1

                        CONSENT OF ACCOUNTANT

                          George Brenner
                     Certified Public Accountant
                 10680 West Pico Boulevard, Suite 260
                   Los Angeles, California 90064
                          (310) 202-6445


August 31, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  W-J International, Ltd. - Form S-8

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated December 31, 2003 in W-J International, Ltd.'s Form 10-KSB for the fiscal year ended September 30, 2003, and to all references to my firm included in this Registration Statement.

                                       Sincerely,



                                       /s/  George Brenner, CPA
                                       George Brenner, CPA